Exhibit 10.4
Section 102 Stock Option Agreement
Under the Alma Lasers Ltd.
2007 Stock Option and Grant Plan

Name of Optionee:	(the “Optionee”)

No. of Underlying Shares:	Ordinary Shares

Grant Date:	(the “Grant Date”)

Vesting Commencement Date:	(the “Vesting Commencement Date)

Expiration Date:	(the “Expiration Date”)

Option Exercise Price/Share:	(the “Option Exercise Price”)
     Pursuant to the Alma Lasers Ltd. 2007 Stock Option and Grant Plan and the Section 102 Addendum (altogether the “Plan”), Alma Lasers Ltd., a company organized under the laws of the State of Israel (together with all successors thereto, the “Company”), hereby grants to the Optionee, who is an employee of the Company or any of its Subsidiaries, an Option to purchase, on or prior to the Expiration Date (or such earlier date as provided in Section 3 below), all or any part of the number of Ordinary Shares of the Company indicated above (the “Underlying Shares,” with such shares once issued being referred to herein and in the Plan as “Option Shares”) at the Option Exercise Price per share indicated above.
     Notwithstanding anything in this Section 102 Stock Option Agreement (the “Agreement”) to the contrary, this Stock Option and any Option Shares shall be subject to, and governed by, all the terms and conditions of the Plan, including, without limitation, Section 9 thereof concerning certain restrictions on transfer of Option Shares and related matters. To the extent there is any inconsistency between the terms of the Plan and of this Agreement, the terms of the Plan shall control.
     All capitalized terms used in this Agreement and not otherwise defined shall have the respective meanings given such terms in the Plan.
     1. Section 102
           (a) The Stock Options and any additional rights including, without limitation, any share bonus that shall be distributed to you in connection with the Stock Options (the “Additional Rights”), shall be allocated on your behalf to the trustee “                     ” (“the Trustee”).
           (b) The Stock Options and Additional Rights shall be allocated on your behalf to the Trustee under the provisions of the Capital Gains Tax Track and will be held by the Trustee for the period (the “Holding Period”) stated in Section 102 of the Income Tax Ordinance, 1961 and the Income Tax Regulations (Tax Relieves in Allocation of Shares to Employees), 2003 promulgated thereunder (“Section 102”).

          (c) If you sell or withdraw the Options Shares from the Trustee before the end of the Holding Period (which shall be referred to as a “Violation”), you shall pay income tax at your marginal rate on the profits derived from the Option Shares plus payments to the National Insurance Institute and Health Tax. You may also be required to reimburse the Company or your employing company, as the case may be, (the “Employing Company”) for the employer portion of the payments to the National Insurance Institute, plus any legally required linkage and interest. You also may be required to reimburse the Employing Company for any other expenses that the Employing Company shall bear as a result of a Violation.
          (d) The Stock Options and Additional Rights are granted to you and allocated to the Trustee according to the provisions of Section 102, the Plan and the Hebrew version of the Trust Agreement signed between Alma Lasers Ltd. and the Trustee attached herewith and made a part of this Agreement.
          (e) The Stock Options are granted to you on the condition that you sign the Approval of the Designated Employee as detailed and defined below.
     2. Vesting and Exercisability.
          (a) No portion of this Stock Option may be exercised until such portion shall have vested and become exercisable. Except as set forth in Section 2(b) below, and subject to the determination of the Committee in its sole discretion to accelerate the vesting schedule hereunder, this Stock Option shall be vested and exercisable with respect to the Underlying Shares in accordance with the following schedule:
Vesting Schedule

One year from Vesting Commencement Date:	25% of the Underlying Shares.
On the first business day of the calendar month commencing after the one (1) year anniversary of the Vesting Commencement Date and the first business day of each subsequent month for the next thirty-five (35) months:
an additional 2.083333% of the Underlying Shares.
          (b) In the case of a Sale Event, this Stock Option shall be treated as provided in Section 4(a) of the Plan.
     3. Exercise of Stock Option. Prior to the Expiration Date (or such earlier date provided in Section 4 below), the Optionee may exercise this Stock Option by (i) delivering a Stock Option exercise notice (an “Exercise Notice”) in the form of Appendix A hereto indicating his or her election to purchase some or all of the Underlying Shares with respect to which this Stock Option is exercisable at the time of such notice and (ii) delivering a fully executed Joinder Agreement in the form attached hereto as Appendix B. In the event such a Joinder Agreement is not fully executed, the exercise of this Stock Option shall not be effective or valid (unless the Holder is already bound by the terms of the Shareholders Agreement with respect to the Option Shares).

     4. Termination of Employment. Except as the Committee may otherwise expressly provide, or as may otherwise be expressly provided in any employment agreement between the Company and the Optionee, if the Optionee’s employment with the Company or a Subsidiary terminates, the period within which the Optionee may exercise this Stock Option may be subject to earlier termination as set forth below:
          (a) Termination of Employment Due to Death or Disability. If the Optionee’s employment terminates by reason of such Optionee’s death or disability (as defined in Section 422(c) of the Code), this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee or by the Optionee’s legal representative or legatee for a period of twelve (12) months from the date of such termination or until the Expiration Date, if earlier.
          (b) Termination for Cause. If the Optionee’s employment is terminated by the Company for Cause, all Options (unvested and vested) shall terminate immediately.
          (c) Other Termination. If the Optionee’s employment terminates for any reason other than death or disability or Cause, this Stock Option may be exercised, to the extent exercisable on the date of such termination, by the Optionee for a period of three (3) months from the date of termination or until the Expiration Date, if earlier.
          (d) Treatment of Unvested Options on Termination of Employment. Any portion of this Stock Option that is not exercisable on the date of termination of the Optionee’s employment with the Company, for any reason, shall terminate immediately and be null and void and of no further force and effect.
     5. Miscellaneous Provisions.
          (a) Change and Modifications. This Agreement may not be orally changed, modified or terminated, nor shall any oral waiver of any of its terms be effective. This Agreement may be changed, modified or terminated only by an agreement in writing signed by the Company and the Optionee.
          (b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Israel without regard to conflict of law principles. The competent courts of Tel Aviv, Israel shall have sole jurisdiction in any matters pertaining to this Agreement.
          (c) Notices. All notices, requests, consents and other communications shall be in writing and be deemed given when delivered personally, by telex or facsimile transmission or when received if mailed by first class registered or certified mail, postage prepaid. Notices to the Company or the Optionee shall be addressed as set forth underneath their signatures below, or to such other address or addresses as may have been furnished by such party in writing to the other.
          (d) Counterparts. For the convenience of the parties and to facilitate execution, this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

[SIGNATURE PAGE FOLLOWS]
     The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned as of the date first above written.

Alma laser ltd.

By:

Name:
Title:

Address:
7 Haeshel Street P.O.B. 3021
Caesarea Industrial Park
Caesarea, Israel 38900
APPROVAL OF THE DESIGNATED EMPLOYEE:
     I hereby agree that the Stock Options and Additional Rights granted to me pursuant to the Plan and this Agreement shall be allocated to the Trustee under provisions of the Capital Gains Tax Track and shall be held by the Trustee for the period stated in Section 102 and in accordance with the provisions of the Trust Agreement, or for a shorter period if an approval is received from the Israeli Tax Authorities.
     I am aware that, upon termination of my employment in the Employing Company, I shall not have a right to the Stock Options, except as specified in the Plan.
     I hereby confirm that:
1.	I received and reviewed a copy of the Plan (which includes the Section 102 Addendum), including, without limitation, Section 9 thereof, and understand that the Stock Option granted hereby is subject to the terms of the Plan and of this Agreement. I also am aware that the Company agrees to grant me the Stock Options and allocate them on my behalf to the Trustee based on my confirmation;

2.	I understand the provisions of Section 102 and the applicable tax track of this grant of Stock Options;

3.	I agree to the terms and conditions of the Hebrew version of the Trust Agreement attached to this Agreement;

4.	Subject to the provisions of Section 102, I shall not sell and/or transfer the Options Shares and/or Additional Rights from the Trustee before the end of the Holding Period;

5.	If I shall sell the Option Shares or withdraw the Option Shares from the Trustee before the end of the Holding Period as defined in Section 102(a) of the Tax Ordinance, I shall reimburse the Employing Company any portion of the payment paid by the Employing Company to the National Insurance Institute plus linkage and interest in accordance with the law, and also shall reimburse the Employing Company for any other expenses that the Employing Company shall incur as a result of the Violation (the payment to the National Insurance Institute and any other expense hereinafter referred to as the “Payment”). I shall reimburse the Employing Company within three (3) days of the receipt of such a demand or, at the sole discretion of the Employing Company, the Employing Company or the Trustee shall deduct the said Payment from monies received on my behalf as a result of sale of the said shares.

6.	I understand that this grant of Options is conditioned upon the receipt of all required approvals from the tax authorities.
     This Agreement is hereby accepted, and the terms and conditions thereof and of the Plan hereby agreed to, by the undersigned as of the date first above written.

OPTIONEE:

Name:

Address:
DESIGNATION OF BENEFICIARY:
Beneficiary’s Address:

Appendix A
STOCK OPTION EXERCISE NOTICE
Alma Lasers Ltd.
Attention: Chief Financial Officer
7 Haeshel Street P.O.B. 3021
Caesarea Industrial Park
Caesarea, Israel 38900
     Pursuant to the terms of the stock option agreement between myself and Alma Lasers Ltd. (the “Company”) dated                      (the “Agreement”), under the Company’s 2007 Stock Option and Grant Plan including the Section 102 Addendum attached thereto, I, [Insert Name]                     , hereby [Circle One] partially/fully exercise such Stock Option by including herein payment in the amount of $                     representing the purchase price for [Fill in number of Underlying Shares]                      Option Shares. I have chosen the following form(s) of payment:

[ ]	1.	Cash
[ ]	2.	Certified or bank check payable to Alma Lasers Ltd.
[ ]	3.	Other (as described in the Plan (please describe))

     In connection with my exercise of the Stock Option as set forth above, I hereby represent and warrant to the Company as follows:
     (i) I hereby agree that the Option Shares shall be registered in the name of the                     [the trustee] until their release in accordance with the provisions of Section 102 of the Income Tax Ordinance, 1961, the Plan and the Section 102 Stock Option Agreement
dated                     .
     (ii) I am purchasing the Option Shares for my own account for investment only, and not for resale or with a view to the distribution thereof.
     (iii) I have had such opportunity as I have deemed adequate to obtain from the Company such information as is necessary to permit me to evaluate the merits and risks of my investment in the Company and have consulted with my own advisers with respect to my investment in the Company.
     (iv) I have sufficient experience in business, financial and investment matters to be able to evaluate the risks involved in the purchase of the Option Shares and to make an informed investment decision with respect to such purchase.
     (v) I can afford a complete loss of the value of the Option Shares and am able to bear the economic risk of holding such Option Shares for an indefinite period of time.

     (vi) I understand that the Option Shares may not be registered under the Securities Act of 1933 (it being understood that the Option Shares are being issued and sold in reliance on the exemption provided in Rule 701 thereunder) or any applicable state securities or “blue sky” laws and may not be sold or otherwise transferred or disposed of in the absence of an effective registration statement under the Securities Act of 1933 and under any applicable state securities or “blue sky” laws (or exemptions from the registration requirements thereof). I further acknowledge that certificates representing Option Shares will bear restrictive legends reflecting the foregoing.
     (vii) I understand and agree that the Option Shares when issued will continue to be subject to Section 102 and the Plan, including Section 9 thereof.

Sincerely yours,

Name:

Address:

Appendix B
Joinder Agreement
     The undersigned hereby acknowledges receiving and reviewing a copy of that certain Shareholders Agreement (the “Agreement”) dated as of March 23, 2006, by and among Alma Lasers Ltd. (the “Company”) and the parties named therein and agrees, effective as of the date hereof, to become a party to the Agreement for all purposes of the Agreement. The undersigned acknowledges that the undersigned shall be included within the term “Shareholder” (as defined in the Agreement), and agrees to be bound by the Articles of Association of the Company. The undersigned further confirms that the representations and warranties contained in Section II of the Agreement are true and correct as to the undersigned as of the date hereof. The address and facsimile number to which notices may be sent to the undersigned is as follows:

Address:

Facsimile No.

[NAME OF UNDERSIGNED]

Facsimile No.
[NAME OF UNDERSIGNED]